UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2022 annual meeting of stockholders, the Company’s stockholders (1) elected each of the Company’s director nominees listed below for a three-year term; (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and (3) approved an advisory, non-binding resolution to approve the compensation of the Company’s named executive officers.

Proposal No.1 — Election of Directors

Name	Votes For	Votes Against	Abstention	Broker Non-Votes

John D. Bowlin	41,877,902	9,104,291	453,585	4,327,003

Aaron P. Jagdfeld	46,829,975	4,110,730	495,073	4,327,003

Andrew G. Lampereur	45,947,736	5,033,676	454,366	4,327,003

Nam T. Nguyen	50,491,247	916,068	28,463	4,327,003

Proposal No.2 — Ratification of the Appointment of Deloitte & Touche, LLP

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,702,911	1,940,477	119,393	0

Proposal No.3 — Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,096,136	4,188,411	151,231	4,327,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2022		GENERAC HOLDINGS INC.

	By:	/s/ Raj Kanuru
Raj Kanuru
EVP, General Counsel & Secretary

3